                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------


                                   FORM 8-K/A
                                AMENDMENT NO. 1


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                        Date of Report (Date of earliest
                         event reported): June 11, 1997

                              ESS TECHNOLOGY, INC.
             (Exact name of Registrant as specified in its charter)

      CALIFORNIA                    0-26660                     94-2928582
 (State or other                  (Commission                (I.R.S. Employer
 jurisdiction of                   File Number)              Identification No.)
 incorporation or
  organization)

                            48401 FREMONT BOULEVARD
                            FREMONT, CALIFORNIA 94538
               (Address of principal executive offices) (Zip code)

                                 (510) 492-1088
              (Registrant's telephone number, including area code)

     The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated June 24, 1997 as set forth in the pages attached hereto: Item 7.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (a)   Financial Statements of Business Acquired.


            Audited Financial Statements of Platform Technologies, Inc. for the year ended December 31, 1996 together with Report of Independent Accountants, and Unaudited Balance Sheet as of March 31, 1997 and Unaudited Statements of Operations for the three months ended March 31, 1997 and 1996.



      (b)   Pro Forma Financial Information.


            Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 1997.

            Unaudited Pro Forma Condensed Statement of Operations for the year ended December 31, 1996.

            Unaudited Pro Forma Condensed Statement of Operations for the three months ended March 31, 1997.

            Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements.


      (c)   Exhibits.


            *2.1 First Amended and Restated Agreement and Plan of Reorganization dated as of April 27, 1997 among Registrant, EP Acquisition Corporation and Platform Technologies, Inc.

            *20.1 ESS Press Release dated April 16, 1997 announcing execution of the Agreement and Plan of Reorganization.

            *20.2 ESS Press Release dated April 29, 1997 announcing the conversion of the acquisition of Platform Technologies, Inc. from a pooling-of-interests to a purchase transaction.

            *20.3 ESS Press Release dated June 12, 1997 announcing completion of acquisition of Platform Technologies, Inc.

             23.1  Consent of Price Waterhouse LLP, Independent Auditors.

--------
*Previously filed.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    ESS Technology, Inc.
                                    (Registrant)



Dated:  August 25, 1997             By:  /s/ JOHN H. BARNET
                                         ---------------------------------------
                                         John H. Barnet
                                         Chief Financial Officer


Dated:  August 25, 1997             By:  /s/ HOWARD N. HIDESHIMA
                                         ---------------------------------------
                                         Howard N. Hideshima
                                         Controller and Principal
                                         Accounting Officer

PLATFORM
TECHNOLOGIES, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
FINANCIAL STATEMENTS
DECEMBER 31, 1996

                       REPORT OF INDEPENDENT ACCOUNTANTS



June 27, 1997

To the Board of Directors and Shareholders of Platform Technologies, Inc.


In our opinion, the accompanying balance sheet and the related statements of operations, shareholders' equity and cash flows present fairly, in all material respects, the financial position of Platform Technologies, Inc. (a company in the development stage) at December 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.




Price Waterhouse LLP

PLATFORM TECHNOLOGIES, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
BALANCE SHEET
-------------------------------------------------------------------------------

                                                                DECEMBER 31,     MARCH 31,
                                                                    1996           1997
                                                                -----------      ----------
                                                                                (UNAUDITED)
                        ASSETS
Current assets:
  Cash and cash equivalents                                     $ 2,892,000      $2,204,000
  Prepaid expenses and other current assets                           7,000         120,000
                                                                -----------      ----------
      Total current assets                                        2,899,000       2,324,000

Property and equipment, net                                         223,000         222,000
Other assets                                                          8,000         141,000
                                                                -----------      ----------
                                                                $ 3,130,000      $2,687,000
                                                                ===========      ==========

           LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                              $    26,000      $  273,000
  Accrued liabilities                                                38,000          73,000
  Current portion of capital lease obligations                       10,000          10,000
                                                                -----------      ----------
      Total current liabilities                                      74,000         356,000
                                                                -----------      ----------

Capital lease obligations, net of current portion                    16,000          13,000
                                                                -----------      ----------
Commitments (Note 6)

Sharesholders' equity:
  Convertible Preferred Stock, no par value, 10,000,000
    shares authorized:
  Series A convertible Preferred Stock, 1,000,000 shares
    authorized, issued and outstanding                              200,000         200,000
  Series B convertible Preferred Stock, 1,313,000 shares
    authorized, issued and outstanding                            1,050,000       1,050,000
  Series C convertible Preferred Stock, 1,500,000 shares
    authorized; 1,000,000 issued and outstanding                  3,125,000       3,125,000
  Common Stock, no par value, 25,000,000 shares authorized;
    820,000 shares issued and outstanding                         2,342,000       2,342,000
  Deferred compensation related to stock option grants           (1,898,000)     (1,760,000)
  Deficit accumulated during development stage                   (1,779,000)     (2,639,000)
                                                                -----------      ----------
    Total shareholders' equity                                    3,040,000       2,318,000
                                                                -----------      ----------
                                                                $ 3,130,000      $2,687,000
                                                                ===========      ==========




The accompanying notes are an integral part of these financial statements.

PLATFORM TECHNOLOGIES, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
STATEMENT OF OPERATIONS
-------------------------------------------------------------------------------

                                                            PERIOD FROM
                                                             INCEPTION          THREE           THREE
                                                           (SEPTEMBER 26,      MONTHS          MONTHS
                                           YEAR ENDED      1995) THROUGH        ENDED           ENDED
                                          DECEMBER 31,       MARCH 31,        MARCH 31,       MARCH 31,
                                             1996              1997              1997           1996
                                                            (UNAUDITED)      (UNAUDITED)     (UNAUDITED)
Operating expenses:
  Research and development                $ 1,356,000       $ 2,154,000       $ 769,000       $ 216,000
  Selling, general and administrative         444,000           570,000         118,000         160,000
                                          -----------       -----------       ---------       ---------
      Total operating expenses              1,800,000         2,724,000         887,000         376,000

Loss from operations                       (1,800,000)       (2,724,000)       (887,000)       (376,000)
Interest income, net                           55,000            85,000          27,000           9,000
                                          -----------       -----------       ---------       ---------

Net loss                                  $(1,745,000)      $(2,639,000)      $(860,000)      $(367,000)
                                          ===========       ===========       =========       =========




   The accompanying notes are an integral part of these financial statements.

PLATFORM TECHNOLOGIES, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE PERIOD FROM INCEPTION (SEPTEMBER 26, 1995) THROUGH MARCH 31, 1997
--------------------------------------------------------------------------------

                                            CONVERTIBLE                                                                 TOTAL
                                          PREFERRED STOCK            COMMON STOCK         DEFERRED     ACCUMULATED   SHAREHOLDERS'
                                        SHARES       AMOUNT        SHARES    AMOUNT     COMPENSATION     DEFICIT        EQUITY
                                      ----------   ----------    --------   ---------   ------------   -----------   ------------
                                                                                                                     <C
Issuance of Series A Convertible
  Preferred Stock                      1,000,000   $  200,000        --     $    --     $       --     $      --       $  200,000
Issuance of Series B Convertible
  Preferred Stock                      1,313,000    1,050,000        --          --             --            --        1,050,000
Issuance of Common Stock                    --           --       600,000       6,000           --            --            6,000
Net loss for the period                     --           --          --          --             --         (34,000)       (34,000)
                                      ----------   ----------    --------   ---------   ------------   -----------   ------------
Balance at December 31, 1995           2,313,000    1,250,000     600,000       6,000           --         (34,000)     1,222,000

Issuance of Series C Convertible
  Preferred Stock                      1,000,000    3,000,000        --          --             --            --        3,000,000
Exercise of Stock Options                   --           --       220,000       2,000           --            --            2,000
Issuance of warrants for Series C
  Convertible Preferred Stock               --        125,000        --          --             --            --          125,000
Deferred compensation related to
  incentive stock option grants             --           --          --     2,202,000     (2,202,000)         --             --
Amortization of deferred compensation       --           --          --          --          304,000          --          304,000
Nonqualified stock option grants            --           --          --       132,000           --            --          132,000
Net loss for the year                       --           --          --          --             --      (1,745,000)    (1,745,000)
                                      ----------   ----------    --------   ---------   ------------   -----------   ------------
Balance at December 31, 1996           3,313,000    4,375,000     820,000   2,342,000     (1,898,000)   (1,779,000)     3,040,000

Amortization of deferred compensation       --           --           --         --          138,000          --          138,000
Net loss for the period                     --           --           --         --             --        (860,000)      (860,000)
                                      ----------   ----------    --------   ---------   ------------   -----------   ------------
Balance at March 31, 1997              3,313,000   $4,375,000     820,000  $2,342,000   $ (1,760,000)  $(2,639,000)  $  2,318,000
                                      ==========   ==========    ========   =========   ============   ===========   ============




   The accompanying notes are an integral part of these financial statements.

PLATFORM TECHNOLOGIES, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
STATEMENT OF CASH FLOWS
-------------------------------------------------------------------------------

                                                                                    PERIOD FROM
                                                                                     INCEPTION
                                                                                    (SEPTEMBER 26,
                                                              YEAR ENDED            1995) THROUGH
                                                             DECEMBER 31,             MARCH 31,
                                                                 1996                   1997
                                                             --------------        ----------------
                                                                                     (UNAUDITED)
Cash flows from operating activities:
  Net loss..............................................     $(1,745,000)            $(2,639,000)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
      Depreciation and amortization ....................          63,000                  87,000
      Compensation related to stock option grants.......         436,000                 574,000
      Changes in assets and liabilities:
        Prepaid expenses and other current assets.......          (7,000)               (120,000)
        Other assets....................................          (8,000)               (141,000)
        Accounts payable................................          25,000                 273,000
        Accrued liabilities.............................          38,000                  73,000
                                                              -----------             -----------
          Net cash used in operating activities.........      (1,198,000)             (1,893,000)
                                                              -----------             -----------

Cash used in investing activities for
  acquisition of property and equipment.................        (253,000)               (278,000)
                                                              ----------              ----------
Cash flows from financing activities:
  Proceeds from issuance of Series A Convertible
    Preferred  Stock....................................              -                  200,000
  Proceeds from issuance of Series B Convertible
    Preferred Stock.....................................              -                1,050,000
  Proceeds from issuance of Common Stock................              -                    6,000
  Proceeds from issuance of Series C Convertible
    Preferred Stock....................................        3,000,000               3,000,000
  Proceeds from issuance of warrants...................          125,000                 125,000
  Proceeds from issuance of Common Stock upon
    exercise of stock options..........................            2,000                   2,000
  Payments on capital leases...........................           (5,000)                 (8,000)
                                                             -----------             -----------
       Net cash provided by financing activities.......        3,122,000               4,375,000
                                                             -----------             -----------
Net increase in cash and cash equivalents..............        1,671,000               2,204,000

Cash and cash equivalents at beginning of period.......        1,221,000                      -
                                                             -----------            -----------
Cash and cash equivalents at end of period.............      $ 2,892,000             $ 2,204,000
                                                             ===========             ===========
SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Cash paid for interest...............................      $     3,000             $     4,000
                                                             ===========             ===========
NONCASH FINANCING ACTIVITIES:
  Equipment additions under capital leases............       $    31,000             $    31,000
                                                             ===========             ===========





   The accompanying notes are an integral part of these financial statements.

PLATFORM TECHNOLOGIES, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

1.      THE COMPANY AND A SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Platform Technologies, Inc. (the "Company") was incorporated in California on September 26, 1995. The Company designs and develops multimedia subsystems.

        The Company's operations to date have been funded primarily through the issuance of Preferred Stock.

        Since its inception, the Company has been engaged principally in research and development, raising capital and developing markets for its planned products. The Company is in the development stage. Accordingly, the accompanying statement of operations should not be viewed as being representative of normal periods of operations.

        The Company incurred cumulative losses of $2,639,000 since its inception through March 31, 1997. Additional capital may be required to enable the Company to continue its development activities and achieve profitable operations. Although the Company has been pursuing additional capital, management believes that existing capital resources will be sufficient to fund its cash needs through 1997.

        USE OF ESTIMATES AND ASSUMPTIONS

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

        CASH AND CASH EQUIVALENTS

        The Company considers all highly liquid debt instruments with a maturity of 90 days or less when purchased to be cash equivalents.

        PROPERTY AND EQUIPMENT

        Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the shorter of the estimated useful lives of the assets, ranging from three to five years, or the lease term of the respective assets.

PLATFORM TECHNOLOGIES, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

        RESEARCH AND DEVELOPMENT

        Research and development costs are expensed as incurred.

        INCOME TAXES

        The Company accounts for income taxes using the asset and liability approach which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of timing differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided for deferred tax assets if there are significant uncertainties regarding their ultimate realization.

        CONCENTRATION OF CREDIT RISK

        Financial instruments that potentially subject the Company to significant concentration of credit risk consist principally of cash and cash equivalents. The Company places its cash and cash equivalents primarily in money market accounts with leading financial institutions.

        ACCOUNTING FOR STOCK-BASED COMPENSATION

        The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". The Company provides additional disclosures as required under Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation" (SFAS 123).

2.      BALANCE SHEET COMPONENTS

                                                                   DECEMBER 31,
                                                                       1996
                                                                   ------------

        Property and equipment:
          Office furniture                                          $   12,000
          Computer equipment and software                              100,000
          Engineering equipment and software                           174,000
                                                                    ----------
                                                                       286,000
          Less: accumulated depreciation and amortization              (63,000)
                                                                    ----------
                                                                    $  223,000
                                                                    ==========

        Accrued liabilities:
          Accrual for sick leave and vacation                       $   30,000
          Others                                                         8,000
                                                                    ----------
                                                                    $   38,000
                                                                    ==========

PLATFORM TECHNOLOGIES, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


3.  INCOME TAXES

    No provision for federal or state income taxes was recorded during the period from inception through March 31, 1997 as the Company incurred net losses in those periods.

    The components of the net deferred tax assets are as follows:

                                                  DECEMBER 31,
                                                     1996
                                                  -----------
    Net operating loss carryforward               $ 510,000
    Research and development credit                  50,000
    Accrued liabilities not currently deductible     12,000
                                                  ---------
                                                    572,000
    Deferred tax assets valuation allowance        (572,000)
                                                  ---------
                                                  $    --
                                                  =========

    The Company has provided a valuation allowance for the full value of deferred tax assets because of uncertainty regarding their realization. At December 31, 1996, the Company had a federal net operating loss carryforward of approximately $1,277,000 which expires in 2011. The utilization of net operating loss carryforwards may be limited in the event of cumulative stock ownership changes of more than 50% over a three-year period.

4.  CONVERTIBLE PREFERRED STOCK

    A total of 10,000,000 shares of convertible Preferred Stock have been authorized for issuance, of which 1,000,000 shares have been designated as Series A convertible Preferred Stock (Series A), 1,313,000 shares have been designated as Series B convertible Preferred Stock (Series B) and 1,500,000 shares have been designated as Series C convertible Preferred Stock (Series
    C).

    In 1995, the Company issued 1,000,000 shares of Series A and 1,313,000 shares of Series B at $0.20 and $0.80 per share, respectively, for cash. In October 1996, the Company issued 1,000,000 shares of Series C at $3.00 per share for cash. The Company also issued 500,000 shares of warrant at $0.25 per share to one investor for purchase of 500,000 shares of Series C at an exercise price of $3.00 per share. A total of 500,000 shares of Series C have been reserved for issuance upon exercise of the warrants. No warrants had been exercised as of December 31, 1996 and March 31, 1997.

PLATFORM TECHNOLOGIES, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

        The rights, preferences and restrictions of the Series A, B and C (Preferred Stock) are as follows:

        CONVERSION

        Each share of Preferred Stock is convertible by the holder into Common Stock as is determined by dividing the original issue price of the Preferred Stock by the "Conversion Price." The respective original issue prices are $0.20, $0.80 and $3.00 for each share of Series A, B and C Preferred Stock. The initial Conversion Price for shares of Series A, Series B and Series C is $0.20, $0.80 and $3.00 per share, respectively. The initial Conversion Price is subject to subsequent adjustment to give effect to certain dilutive events that may occur. Such conversion is automatic upon the effective date of a public offering of Common Stock with a per share price of at least $5.00 and for which the aggregate proceeds equal at least $10,000,000.

        DIVIDENDS

        Holders of Series A, B and C are entitled to receive noncumulative dividends at an annual rate of $0.02, $0.08 and $0.24 per share, respectively, when and as declared by the Board of Directors. No dividends were declared through March 31, 1997.

        VOTING

        The holders of each share of Preferred Stock have the same number of votes as the number of shares of Common Stock into which such Preferred Stock may be converted.

        LIQUIDATION

        In the event of liquidation, holders of Series A, B and C are entitled to a per share distribution in preference to holders of Common Stock. This per share distribution is equal to the original issue price of $0.20, $0.80 and $3.00, respectively, plus any declared but unpaid dividends. In the event funds are insufficient to make a complete distribution to the holders of Series A, B and C, as described above, distribution shall be prorated among the holders of Preferred Stock based on the total preferential amount owed to each holder.

        Any assets remaining after the distributions to the holders of the Preferred Stock shall be distributed on a pro rata basis to the holders of Common Stock and Preferred Stock based on the number of shares (assuming conversion of the Preferred Stock into Common Stock at the then conversion ratio) then held by each holder of Common Stock and Preferred Stock.

PLATFORM TECHNOLOGIES, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

5.      STOCK OPTION PLAN

        In 1995, the Company adopted a stock option plan (the Plan). Under the Plan, the Company has reserved a total of 4,000,000 shares of Common Stock for incentive and nonqualified stock option grants. The Plan expires in 2005. During 1996, 3,080,000 shares of incentive stock option with an exercise price of $0.01 per share were granted to employees.
        The incentive stock options vest ratably over four years. At December 31, 1996, 3,080,000 shares of incentive stock option were outstanding, of which 534,000 shares were vested. Fully vested options aggregating 225,000 shares at an exercise price of $0.01 per share were granted to outside consultants during 1996, of which options to purchase 220,000 shares of nonqualified stock option were exercised in 1996.

        During 1996, the Company recognized $132,000 compensation expenses related to nonqualified stock options granted. The Company also recorded $2,202,000 deferred compensation expenses related to incentive stock options granted. The deferred compensation expenses are amortized over four years.

        Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant dates, as specified in SFAS 123, there would not be a material change to the Company's net loss for the year ended December 31, 1996 and the period from inception through March 31, 1997.

6.      COMMITMENTS

        The Company leases office facility and certain equipment under noncancelable operating lease agreements that expire at various dates through 1999.

        Total operating lease expense was $88,000 for the year ended December 31, 1996 and $117,000 for the period from inception through March 31, 1997.

PLATFORM TECHNOLOGIES, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

        Future minimum lease payments under all noncancelable operating and capital leases are as follows:

                                                              OPERATING        CAPITAL
                                                               LEASES          LEASES
        YEAR ENDING DECEMBER 31,
        1997                                                  $  37,000       $  13,000
        1998                                                      8,000          12,000
        1999                                                          -           6,000
                                                              ---------       ---------
        Total minimum payments                                $  45,000          31,000
                                                              =========
        Less: amount representing interest                                        5,000
                                                                              ---------
        Present value of capitalized lease obligations                           26,000
        Less: current portion                                                    10,000
                                                                              ---------
        Capitalized lease obligations, net of current portion                 $  16,000
                                                                              =========

7.      SUBSEQUENT EVENT

        On June 11, 1997, the Company was acquired by ESS Technology, Inc. ("ESS") for 2.54 million shares of ESS's Common Stock (including stock option of 954,000 shares) with a value of $32.7 million.

ESS TECHNOLOGY, INC.

PRO FORMA COMBINED FINANCIAL INFORMATION
(unaudited)

On June 11, 1997, ESS Technology, Inc. ("ESS" or "the Company") acquired Platform Technologies, Inc. ("Platform"). The following unaudited pro forma combined financial information reflects the business combination between ESS and Platform accounted for under the purchase method of accounting. The pro forma combined balance sheet combines ESS' March 31, 1997 balance sheet with Platform's March 31, 1997 balance sheet, assuming the acquisition occurred as of March 31, 1997. The pro forma combined statements of operations for the year ended December 31, 1996 and the three months ended March 31, 1997 combine ESS' and Platform's historical statements of operations of the respective periods as if the combination had occurred at January 1, 1996.

The unaudited pro forma combined statements of operations are not necessarily indicative of the operating results that would have been achieved had the transaction been in effect as of the beginning of the periods presented and should not be construed as representative of future operations.

The historical financial statements of ESS and Platform are included in the Company's Form 10-K and 10-Q and elsewhere in this Form 8-K, respectively, and the unaudited pro forma combined financial information presented herein should be read in conjunction with those financial statements and related notes.

ESS TECHNOLOGY, INC.

PRO FORMA COMBINED BALANCE SHEET
(Unaudited)
(In thousands)

The following unaudited pro forma combined balance sheet represents the combined financial position of ESS and Platform as of March 31, 1997. Such unaudited pro forma information is based on the combined historical balance sheets of ESS and Platform as of March 31, 1997, giving effect to (1) the acquisition of Platform as of March 31, 1997 accounted for under the purchase method of accounting and
(2) the pro forma adjustments described in the accompanying notes to the pro forma combined financial information.


                                                                             March 31, 1997
                                                     --------------------------------------------------------------
                                                                                             Pro Forma
                                                                                -------------------------------
                                                        ESS       Platform       Adjustments          Combined
                                                      --------   -----------     -----------         ----------
                                                                                   (Note 2)

ASSETS

Current assets:
  Cash and cash equivalents                           $ 48,091    $ 2,204         $      -           $ 50,295
  Short-term investments                                16,945         -                 -             16,945
  Accounts receivable, net                              33,966         -                 -             33,966
  Inventories                                           34,497         -                 -             34,497
  Deferred income taxes                                  3,270         -                 -              3,270
  Prepaid expenses and other assets                      4,727        120                44    (d)      4,891
                                                      --------    -------          --------          --------
     Total current assets                              141,496      2,324                44           143,864

Property and equipment, net                             22,352        222                -             22,574

Other assets                                            55,322        141            13,345    (a)     68,808
                                                       -------   --------          --------          --------
                                                      $219,170   $  2,687           $13,389          $235,246
                                                      =======    ========          ========          ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued expenses                $ 23,825   $   346          $      -          $ 24,171
  Advances payable to vendors                            15,960         -                 -            15,960
  Current portion of capital lease obligations                -        10                 -                10
  Income taxes payable                                   11,690         -                 -            11,690
  Deferred income taxes                                   5,412         -             5,204    (b)     10,616
                                                       -------   --------          --------          --------
     Total current liabilities                           56,887       356             5,204            62,447
                                                       -------   --------          --------          --------

Capital lease obligations, net of current portion            -         13                 -                13
                                                       -------   --------          --------          --------

Shareholders' equity:
  Series A convertible Preferred Stock                        -       200              (200)   (d)          -
  Series B convertible Preferred Stock                        -     1,050            (1,050)   (d)          -
  Series C convertible Preferred Stock                        -     3,125            (3,125)   (d)          -
  Common Stock                                           99,935     2,342            30,361  (c),(d)  132,638
  Deferred compensation related to stock option grants        -    (1,760)            1,760    (d)          -
  Retained earnings (accumulated deficit)                62,348    (2,639)          (19,561)   (d)     40,148
                                                       -------   --------          --------          --------
     Total shareholders' equity                         162,283     2,318             8,185           172,788
                                                       -------   --------          --------          --------
                                                       $219,170  $  2,687          $ 13,389          $235,246
                                                       ========  ========          ========          ========




      See accompanying notes to pro forma combined financial information.

ESS TECHNOLOGY, INC.

PRO FORMA COMBINED STATEMENT OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

The following unaudited pro forma combined statement of operations presents the combination of ESS and Platform by combining the results of operations of ESS and Platform for the year ended December 31, 1996, giving effect to (1) the acquisition of Platform as of the beginning of the year accounted for under the purchase method of accounting and (2) the pro forma adjustments described in the accompanying notes to the pro forma combined financial information.

                                                            Year ended December 31, 1996
                                                --------------------------------------------------------
                                                                                        Pro Forma
                                                                               -------------------------
                                                  ESS           Platform       Adjustments      Combined
                                                  ---           --------       -----------      --------
                                                                                 (Note 3)
Net revenues                                    $226,455        $     -         $     -         $226,455
Cost of revenues                                 106,818              -               -          106,818
                                                --------         -------        --------        --------
        Gross profit                             119,637              -               -          119,637

Operating expenses:
        Research and development                  20,270          1,356           1,811  (a)      23,437
        Research and development in-process       30,355              -               -           30,355
        Selling, general and administrative       16,814            444           1,525  (a)      18,783
                                                ---------        --------       -------         --------
Operating income (loss)                           52,198         (1,800)         (3,336)          47,062
Interest income, net                               2,276             55               -            2,331
Gain on short-term investments                       965              -               -              965
                                                --------         -------        -------         --------
Income (loss) before provision for income taxes   55,439         (1,745)         (3,336)          50,358
Provision for income taxes                       (33,813)             -           1,314  (b)     (32,499)
                                                --------         -------        -------        ---------
Net income (loss)                               $ 21,626        $(1,745)        $(2,022)        $ 17,859
                                                ========         =======        ========       =========

Net income per share                            $   0.52                                        $   0.40
                                                ========                                        ========
Weighted average common and common
  equivalent shares                               41,588                          2,540  (c)      44,128
                                                ========                        =======         ========



      See accompanying notes to pro forma combined financial information.

ESS TECHNOLOGY, INC.

PRO FORMA COMBINED STATEMENT OF OPERATIONS
(Unaudited)
(In Thousands, except per share data)

The following unaudited pro forma combined statement of operations presents the combination of ESS and Platform by combining the results of operations of ESS and Platform for the three months ended March 31, 1997, giving effect to (1) the acquisition of Platform as of the beginning of the period accounted for under the purchase method of accounting and (2) the pro forma adjustments described in the accompanying notes to the pro forma combined financial information.

                                                            Three Months ended March 31, 1997
                                                   -----------------------------------------------------
                                                                                      Pro Forma
                                                                            ----------------------------
                                                     ESS       Platform     Adjustments         Combined
                                                   -------     --------     -----------         --------
                                                                             (Note 3)
Net revenues                                       $81,468     $   --       $      --            $81,468
Cost of revenues                                    41,772         --              --             41,772
                                                   -------     --------     -----------         --------
        Gross profit                                39,696         --              --             39,696

Operating expenses:
        Research and development                     5,571          769             453   (a)      6,793
        Selling, general and administrative          5,611          118             381   (a)      6,110
                                                   -------     --------     -----------         --------
Operating income (loss)                             28,514         (887)           (834)          26,793
Interest income, net                                   640           27             --               667

                                                   -------     --------     -----------         --------
Income (loss) before provision for income taxes     29,154         (860)           (834)          27,460
Provision for income taxes                         (11,327)        --               324   (b)    (11,003)

                                                   -------     --------     -----------         --------
Net income (loss)                                  $17,827     $   (860)    $      (510)         $16,457
                                                   =======     ========     ===========         ========

Net income per share                               $  0.43                                       $  0.37
                                                   =======                                      ========

Weighted average common and common
  equivalent shares                                 41,469                        2,540   (c)     44,009
                                                   =======                  ===========         ========



      See accompanying notes to pro forma combined financial information.

ESS TECHNOLOGY, INC.

NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION
(Unaudited)

1.      THE ACQUISITION

        The pro forma combined financial information reflects the acquisition of Platform for 2.54 million shares of ESS' Common Stock including 954,000 options with a value of $32.7 million and estimated acquisition costs. The stock options granted in respect of the Platform acquisition are with an exercise price ranging from $0.03 to $0.92 and have a vesting period of four years. The purchase price for pro forma purposes has been allocated to assets acquired and liabilities assumed based on the book value of Platform's current assets, equipment and liabilities, which management believes approximates their fair value, and an independent appraisal for all other identifiable assets.

                                                             (in thousands)
                Net assets acquired based on book value
                  as of June 30, 1997                           $ 3,062
                Research and development in-process              22,200
                Intangible assets:
                  Technical infrastructure                        7,245
                  Covenants not to compete                        6,100
                Deferred tax liabilities related to
                  intangible assets                              (5,204)
                                                                -------
                                                                 33,403
                Estimated acquisition costs                        (700)
                                                                -------
                Value of Common Stock issued for acquisition    $32,703
                                                                =======

        The net assets of Platform as of March 31, 1997 have no material difference from the aggregate of Platform's book net assets as of June 30, 1997 and the estimated acquisition costs.

2.      PRO FORMA COMBINED BALANCE SHEET

        The following significant adjustments were applied to the historical balance sheet of ESS and Platform at March 31, 1997 to arrive at the pro forma combined balance sheet.

        (a) To record intangible assets acquired at their fair values as follows:

                                                             (in thousands)
                Technical infrastructure                        $ 7,245
                Covenants not to compete                          6,100
                                                                -------
                                                                $13,345
                                                                =======

        (b) To record deferred taxes related to the fair value ascribed to the technical infrastructure and the covenants not to compete, which will not be deductible for income tax purposes.

        (c) To reflect the issuance of 2.54 million shares of ESS Common Stock and options in connection with the purchase of Platform.

        (d) To reflect the one-time charge for the fair value of in-process research and development and the elimination of Platform's historical shareholders' equity.

3.      PRO FORMA COMBINED STATEMENT OF OPERATIONS

        The follow significant adjustments were applied to the historical statements of operations for ESS and Platform for the year ended December 31, 1996 and the three months ended March 31, 1997 to arrive at the pro forma combined statements of operations of the respective periods.

        (a) To reflect amortization of the fair value of the technical infrastructure and the covenants not to compete over a four year period.

ESS TECHNOLOGY, INC.

NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION
(Unaudited)

        (b) To adjust the provision for income taxes to the estimated consolidated income tax provision.

        (c) To reflect the issuance of 2.54 million shares of ESS Common
            Stock and options in connection with the purchase of Platform, as if the shares had been outstanding for the entire period presented.

        (d) The one-time charge to expense for the fair value of the in-process research and development has been excluded from the pro forma combined statement of operations because it is nonrecurring.

                                INDEX TO EXHIBITS



Exhibit
  No.                          Exhibit
-------                        -------
  *2.1          First Amended and Restated Agreement
                and Plan of Reorganization dated as of
                April 27, 1997 among Registrant,
                EP Acquisition Corporation and Platform
                Technologies, Inc.

 *20.1          ESS Press Release dated April 16, 1997
                announcing execution of the Agreement
                and Plan of Reorganization.

 *20.2          ESS Press Release dated April 29,
                1997 announcing the conversion of the
                acquisition of Platform Technologies,
                Inc. from a pooling-of-interests to a
                purchase transaction.

 *20.3          ESS Press Release dated June 12, 1997
                announcing completion of acquisition of
                Platform Technologies, Inc.

  23.1          Consent of Price Waterhouse LLP,
                Independent Auditors.

--------
*Previously filed.